Exhibit 21

Liberty Latin America Subsidiaries
December 31, 2021

Name	Country
Cable and Wireless (Anguilla) Limited	Anguilla
Cable & Wireless Antigua & Barbuda Limited	Antigua & Barbuda
Kelcom International (Antigua & Barbuda) Limited	Antigua & Barbuda
Columbus Communications Limited	Bahamas
CWC Bahamas Holdings Limited	Bahamas
The Bahamas Telecommunications Company Limited	Bahamas
Cable & Wireless (Barbados) Limited	Barbados
C&W Networks (Greater Antilles) Inc.	Barbados
Cable Jamaica (Barbados) Limited	Barbados
CNL-CWC Networks Inc.	Barbados
Columbus Antilles (Barbados) Limited	Barbados
Columbus Capital (Barbados) Limited	Barbados
Columbus Curacao (Barbados) Inc.	Barbados
Columbus Eastern Caribbean (Barbados) Inc.	Barbados
Columbus Holdings (Barbados) SRL	Barbados
Columbus International Capital (Barbados) Inc.	Barbados
Columbus International Inc.	Barbados
Columbus Networks Sales, Limited	Barbados
Columbus Networks, Limited	Barbados
Columbus Telecommunications (Barbados) Limited	Barbados
Columbus Trinidad (Barbados) Inc.	Barbados
Columbus TTNW Holdings Inc.	Barbados
CWC CALA Holdings Limited	Barbados
CWC-Columbus Asset Holdings Inc.	Barbados
CWI Caribbean Limited	Barbados
Karib Cable Inc.	Barbados
Liberty CWC Holdings Limited	Barbados
S.A.U.C.E. Holdings (Barbados) (I) Limited	Barbados
Cable and Wireless Network Services Limited	Bermuda
Liberty Latin America Ltd.	Bermuda
LiLAC Services Ltd.	Bermuda
New World Network International, Ltd	Bermuda
Columbus Networks (Bonaire), N.V.	Bonaire
United Telecommunications Services (Bonaire) N.V.	Bonaire
CNW Leasing Ltd.	Canada
CWC Canada Limited	Canada
C&W Senior Finance Limited	Cayman Islands
C&W Senior Secured Parent Limited	Cayman Islands
Coral Re SPC, Ltd.	Cayman Islands
Cable & Wireless Jamaica Finance (Cayman) Limited	Cayman Islands

Cable and Wireless (Cayman Islands) Limited	Cayman Islands
Columbus New Cayman Limited	Cayman Islands
CWC Acquisitions Holding Limited	Cayman Islands
CWC New Cayman Limited	Cayman Islands
CWC WS Holdings Cayman Ltd.	Cayman Islands
IT Outsource Ltd	Cayman Islands
Kelfenora Limited	Cayman Islands
LCPR Cayman Holding Inc.	Cayman Islands
Liberty Costa Rica Holdings Ltd.	Cayman Islands
Leopard Re PIC, Ltd.	Cayman Islands
LiLAC Ventures Ltd.	Cayman Islands
Sable International Finance Limited	Cayman Islands
Lion Insurance PIC Limited	Cayman Islands
C&W Networks Chile SPA	Chile
Latour Holding SpA	Chile
Más Vente SpA	Chile
Sociedad Televisora CBC Limitada	Chile
Television Universidad de Talca S.A.	Chile
VTR Comunicaciones S.p.A.	Chile
VTR Global Carrier S.p.A.	Chile
VTR Ingeniería S.p.A.	Chile
VTR Movíl S.p.A.	Chile
Southam Chile S.p.A.	Chile
VTR.com SpA	Chile
Columbus Networks Zona Franca, Limitada	Colombia
ColumbusNetworks de Colombia, Limitada	Colombia
Cabletica S.A	Costa Rica
Columbus Networks de Costa Rica S.R.L.	Costa Rica
LBT CT Communications S.A	Costa Rica
Telefónica de Costa Rica TC, S.A. S.A.	Costa Rica
Telefónica Gestion de Infraestructura y Sistemas de Costa Rica, S.A.	Costa Rica
Antelecom N.V.	Curacao
Cable & Wireless Curacao Holding B.V.	Curacao
Columbus Communications Curacao N.V.	Curacao
Columbus Networks Antilles Offshore N.V.	Curacao
Columbus Networks Curacao, N.V.	Curacao
Columbus Networks Netherlands Antilles N.V.	Curacao
E-Commercepark N.V.	Curacao
Fiberco N.V.	Curacao
International Data Gateway N.V.	Curacao
T.V. Distribution Services N.V.	Curacao
United Telecommunications Services N.V.	Curacao
Cable & Wireless Dominica Limited	Dominica
Marpin 2K4 Limited	Dominica
Columbus Networks Dominicana, S.A.	Dominican Republic
CWC Cable & Wireless Communications Dominican Republic SA	Dominican Republic

Columbus Networks de Ecuador S.A.		Ecuador
Columbus Networks El Salvador S.A. de C.V.		El Salvador
SSA Sistemas El Salvador, SA de CV		El Salvador
Columbus Holdings France SAS		France
New Technologies Group S.A.R.L.		France - French Sint Maarten
UTS Antilles Francaises S.A.R.L.		France - French Sint Maarten
United Telecommunications Services Caraibe S.A.R.L.		France - French Sint Maarten
Cable and Wireless Grenada Limited		Grenada
Columbus Communications (Grenada) Limited		Grenada
Columbus Networks de Guatemala, Limitada		Guatemala
Columbus Networks (Haiti) S.A.		Haiti
Columbus Networks de Honduras S. de R.L.		Honduras
PT Mitracipta Sarananusa		Indonesia
Cable & Wireless Jamaica Limited		Jamaica
Caribbean Landing Company Limited		Jamaica
Chartfield Development Company Limited		Jamaica
Columbus Communications Jamaica Limited		Jamaica
Columbus Networks Jamaica Limited		Jamaica
D. & L. Cable & Satellite Network Limited		Jamaica
Dekal Wireless Jamaica Limited		Jamaica
Digital Media & Entertainment Limited		Jamaica
Jamaica Digiport International Limited		Jamaica
Northern Cable & Communication Network Limited		Jamaica
S.A.U.C.E. Communication Network Limited		Jamaica
Columbus Eastern Caribbean Holdings Sàrl		Luxembourg
Columbus Networks de Mexico S.R.L.		Mexico
Dutch United Telecommunication Services B.V.		Netherlands
Lila Chile Holding BV		Netherlands
VTR Finance NV		Netherlands
Winward Islands Cellular Company N.V.		Netherlands - Saba
Columbus Networks Nicaragua y Compania Limitada		Nicaragua
SSA Sistemas Nicaragua, Socieded Anonima		Nicaragua
Cable & Wireless Panama S.A.		Panama
Columbus Networks Centroamérica S. de R.L		Panama
Columbus Networks de Panamá SRL		Panama
Columbus Networks Marítima de Panamá S. de R.L.		Panama
CWC WS (Panama) SA		Panama
CWC WS Holdings Panama SA		Panama
Grupo Sonitel, SA		Panama
Sonitel, SA		Panama
Lazus Peru S.A.C		Peru
SSA Sistemas del Peru S.R.L.		Peru
WOW TEL S.A.C.	Peru
Cable & Wireless Puerto Rico, Inc.		Puerto Rico
Liberty Communications of Puerto Rico LLC		Puerto Rico
Cable & Wireless (Singapore) Pte Limited		Singapore

Liberty Iberoamérica S.L.U.	Spain
Liberty Iberoamérica Investment Holding 1, S.L.	Spain
Liberty Iberoamérica Investment Holding 2, S.L.	Spain
WOW TEL Holding S.L.	Spain
Cable & Wireless St. Kitts & Nevis Limited	St Kitts and Nevis
Antilles Crossing Holding Company (St. Lucia) Limited	St Lucia
Bandserve Inc.	St Lucia
Cable and Wireless (St Lucia) Limited	St Lucia
Caribbean Premier Sports Ltd.	St Lucia
Columbus Communications (St Lucia) Limited	St Lucia
Columbus Eastern Caribbean (St. Lucia) Inc.	St Lucia
Dekal Wireless Holdings Limited	St Lucia
Techvision Inc.	St Lucia
Tele (St. Lucia) Inc.	St Lucia
New Technologies Group N.V.	St Maarten
Radcomm Corporation N.V.	St Maarten
United Telecommunications Services Eastern Caribbean Holding N.V.	St Maarten
United Telecommunications Services Sint Maarten N.V.	St Maarten
Cable & Wireless St Vincent and the Grenadines Limited	St Vincent and the Grenadines
Columbus Communications St. Vincent and the Grenadines Limited	St Vincent and the Grenadines
Petrel Communications SA	Switzerland
Columbus Communications Trinidad Limited	Trinidad and Tobago
Columbus Holdings Trinidad Unlimited	Trinidad and Tobago
Columbus Networks International (Trinidad) Ltd.	Trinidad and Tobago
Cable and Wireless (TCI) Limited	Turks and Caicos Islands
Cable & Wireless (UK) Group Limited	UK-England & Wales
Cable & Wireless Carrier Limited	UK-England & Wales
Cable & Wireless Central Holding Limited	UK-England & Wales
Cable & Wireless Communications Limited	UK-England & Wales
Cable & Wireless DI Holdings Limited	UK-England & Wales
Cable & Wireless International HQ Limited	UK-England & Wales
Cable & Wireless Limited	UK-England & Wales
Cable & Wireless Services UK Limited	UK-England & Wales
Cable & Wireless Trade Mark Management Limited	UK-England & Wales
Cable and Wireless (CALA Management Services) Limited	UK-England & Wales
Cable and Wireless (Investments) Limited	UK-England & Wales
Cable and Wireless (West Indies) Limited	UK-England & Wales
Cable and Wireless Pension Trustee Limited	UK-England & Wales
CWC Communications Limited	UK-England & Wales
CWC UK Finance Limited	UK-England & Wales
CWIG Limited	UK-England & Wales
CWIGroup Limited	UK-England & Wales
LGE Coral Holdco Limited	UK-England & Wales
LLA UK Holding Limited	UK-England & Wales

Sable Holding Limited	UK-England & Wales
The Eastern Telegraph Company Limited	UK-England & Wales
The Western Telegraph Company Limited	UK-England & Wales
LGI International Holdings LLC	USA-Colorado
LLA Operations LLC	USA-Colorado
A.SUR NET, Inc.	USA-Delaware
ARCOS-1 USA, Inc.	USA-Delaware
Broadband VI, LLC	USA-Delaware
Cable & Wireless Delaware 1, Inc.	USA-Delaware
Columbus Networks Telecommunications Services USA, Inc.	USA-Delaware
Columbus Networks USA (2015), Inc.	USA-Delaware
Columbus Networks USA, Inc.	USA-Delaware
Coral-US Co-Borrower LLC	USA-Delaware
KBW Spectrum LLC	USA-Delaware
LCPR Ventures LLC	USA-Delaware
Leo Cable LLC	USA-Delaware
Latam Technologies Holdings I, LLC	USA-Delaware
Liberty Communications PR Holding LP	USA-Delaware
Liberty Mobile Inc.	USA-Delaware
Liberty Mobile Puerto Rico Inc.	USA-Delaware
Liberty Mobile USVI Inc.	USA-Delaware
LiLAC Communications Inc.	USA-Delaware
LLA Holdco LLC	USA-Delaware
Petrel Communications Corporation	USA-Delaware
SkyOnline Maya-1, LLC	USA-Delaware
Tarana Wireless, Inc.	USA-Delaware
Cable & Wireless Communications LLC	USA-Virginia
Columbus Networks Venezuela S.A.	Venezuela
Cable and Wireless (BVI) Limited	Virgin Islands, British
Cable and Wireless (EWC) Limited	Virgin Islands, British